POWER OF ATTORNEY

The undersigned trustee of the DIREXION SHARES ETF TRUST, a Delaware statutory trust (the “Trust), hereby nominates, constitutes and appoints Angela Brickl as her true and lawful attorney-in-fact and agent, for her and on her behalf and in her name, place and stead in any and all capacities, to make, execute and sign the Trust’s registration statement on Form N-1A (“Registration Statement”) under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any and all amendments to such Registration Statement and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of the beneficial interest of the Trust, any such Registration Statement or amendment, and any and all supplements thereto or to any prospectus or statement of additional information forming a part thereof, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the Trust and the undersigned officers and trustees itself/themselves might or could do.

IN WITNESS WHEREOF, DIREXION SHARES ETF TRUST has caused this power of attorney to be executed in its name by its Chairman of the Board, and attested by its Principal Executive Officer, and the undersigned officers and trustees have hereunto set their hands and seals at New York City, New York this 26th day of November 2019.

DIREXION SHARES ETF TRUST

By:	/s/ Daniel D. O’Neill
Name:	Daniel D. O’Neill
Title:	Chairman of the Board

Signature	Title

/s/ Kathleen M. Berkery
Kathleen M. Berkery	Trustee

/s/ Patrick J. Rudnick
Patrick J. Rudnick	Principal Executive Officer

VOTED: that the trustee of the ETF Trust, hereby nominates, constitutes and appoints Angela Brickl her true and lawful attorney in fact and agent, for her and on her behalf and in her name, place and stead in any and all capacities, to make, execute and sign the ETF Trust’s registration statement on Form N-1A (each, a “Registration Statement”) under the Securities Act of 1933, and the Investment Company Act of 1940, and any and all amendments to such Registration Statement of the ETF Trust, and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of the shares of beneficial interest of the ETF Trust, any such Registration Statement or amendments, and any and all supplements thereto or to any prospectus or statement of additional information forming a part thereof, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the Trust and its officers and trustees itself/themselves might or could do; and it is

/s/ Angela Brickl
Angela Brickl
Chief Compliance Officer and Secretary of the Trust

Dated: November 26, 2019